UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2025

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, TX	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNRQ	NONE(1)

(1) On September 27, 2024, Vertex Energy, Inc. (the “Company”) received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq had determined that the Company’s common stock would be delisted from Nasdaq. On October 8, 2024, the Company’s common stock was suspended from trading and began trading on the OTC Pink Market under the symbol “VTNRQ.” On January 10, 2025, Nasdaq announced it would delist the Company’s common stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed, on September 24, 2024, the Company and certain of the Company’s direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under title 11 of the United States Code, 11 U.S.C. §§ 101 - 1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On December 20, 2024, the Debtors filed the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 564] (as may be amended, modified, or supplemented from time to time, the “Plan”) with the Bankruptcy Court. On December 20, 2024, the Bankruptcy Court entered the Order Confirming the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates [Docket No. 578] (the “Confirmation Order”) confirming the Plan. Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the Plan.

The Plan became effective on January 21, 2025 (the “Effective Date”) in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, the Debtors were reorganized and all of the shares of common stock, par value $0.001 (the “Existing Common Stock”) of the Company outstanding immediately prior to the Effective Date, were cancelled, released, extinguished, and are now of no force and effect.

Item 1.01	Entry into a Material Definitive Agreement.

New Term Loan Facility

On the Effective Date, Vertex Refining Alabama LLC, a wholly owned indirect subsidiary of the Company (“Vertex Refining”), the Company, and substantially all of the other direct and indirect subsidiaries of the Company (together with the Company, the “Guarantors”, and the Guarantors together with Vertex Refining, the “Loan Parties”) entered into that certain Loan and Security Agreement, dated as of January 21, 2025 (the “New Term Loan Agreement”), with the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent, which governs a term loan facility consisting of an initial term loan in the aggregate amount of $40.0 million (the “Initial Term Loan”) and one or more subsequent term loans (the “Additional Term Loans”) in the aggregate amount, together with the Initial Term Loan, not to exceed $100.0 million. The proceeds of the Initial Term Loan and the Additional Term Loans may be used (w) to pay fees and expenses incurred in connection with the execution, delivery and performance by the Loan Parties of the New Term Loan Agreement and the other loan documents, (x) to consummate the transactions contemplated by the Plan, (y) for working capital and other general corporate purposes, and (z) for other purposes not prohibited by the New Term Loan Agreement and the other loan documents.

The New Term Loan Agreement matures on January 21, 2030, the fifth anniversary of the closing date of the New Term Loan Agreement.

The New Term Loan Agreement accrues interest at a rate of (x) Term SOFR (as defined in the New Term Loan Agreement) plus 6.00% or (y) Alternate Base Rate (as defined in the New Term Loan Agreement) plus 5.00%. The Loan Parties also agree to capitalize certain fees and to pay certain transaction expenses in connection with the Initial Term Loan and the Additional Term Loans. The New Term Loan Agreement includes customary indemnification obligations for a facility of this size and type, requiring the Loan Parties to indemnify the agent and the lenders for certain expenses, losses and claims.

The Initial Term Loan and the Additional Term Loans are secured by substantially all of the present and after acquired assets of the Loan Parties and are jointly and severally guaranteed by the Guarantors.

The New Term Loan Agreement contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods) for a facility of this size and type, including an event of default in the event that (x) any judgment or judgments are rendered against any one or more of the Loan Parties in an amount equal to or greater than $2.0 million in the aggregate or (y) any event of default, termination event or similar event has occurred under an agreement governing debt in excess of $3.0 million in the aggregate.

Intermediation Facility

On the Effective Date, Macquarie Energy North America Trading Inc. (“Macquarie”) and Vertex Refining amended and restated that certain Supply and Offtake Agreement, dated as of April 1, 2022, between Macquarie and Vertex Refining (as amended from time to time, the “Supply and Offtake Agreement”). Principal changes implemented by this amendment and restatement include (x) the extension of the term of the Supply and Offtake Agreement through and including March 31, 2025 and (y) changes to reflect and implement the Plan, including the removal of certain events of default, financial reporting requirements and other provisions added in connection with (or in anticipation of) the Chapter 11 Cases.

Vertex Refining’s obligations under the Supply and Offtake Agreement (x) will be secured by a first priority security interest in all inventory, including all crude oil, product, and all proceeds with respect of the forgoing, subject to certain exceptions, and (y) will be unconditionally guaranteed on an unsecured basis by the Company and by Vertex Renewables Alabama LLC. In connection with the amendment and restatement of the Supply and Offtake Agreement and effectiveness of the Plan, the existing security agreement and guaranties relating to the Supply and Offtake Agreement are being terminated, and replaced with new agreements on substantially the same terms. The pledged collateral will remain unchanged, as will the identity of the guarantors.

Termination of Minimum Hedging Requirement

On the Effective Date, Macquarie Bank Limited and Vertex Refining entered into an Amendment Agreement (the “ISDA Amendment Agreement”) in respect of that 2002 ISDA Master Agreement, dated as of April 1, 2022, including all schedules and annexes thereto, between Macquarie Bank Limited and the Company, as of April 1, 2022. This amendment will remove a covenant, added in connection with the commencement of the Chapter 11 Cases, which required that Vertex Refining enter into minimum volumes of calendar month average crack spread hedges during the hedging period.

Item 1.02	Termination of a Material Definitive Agreement.

Prepetition and Postpetition Indebtedness

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under the following agreements were cancelled: (i) that certain Loan and Security Agreement, dated as of April 1, 2022 (the “Term Loan Agreement”), by and among Vertex Refining, as borrower, the Company, as parent and guarantor, substantially all other subsidiaries of the Company as guarantors, Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the loans made pursuant to the Term Loan Agreement, and the lenders party thereto, as may be amended, amended and restated, supplemented, or otherwise modified from time to time, (ii) that certain indenture to the 6.250% convertible senior notes due 2027, dated as of November 1, 2021, by and between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, in its capacity as trustee, as may be amended, amended and restated, supplemented or otherwise modified from time to time and (iii) that certain Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of September 25, 2024 (the “DIP Term Loan Agreement”), by and among Vertex Refining, as borrower, the Company, as parent and guarantor, substantially all other subsidiaries of the Company, as guarantors, Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the loans made pursuant to the DIP Term Loan Agreement, and the lenders party thereto, as may be amended, amended and restated, supplemented, or otherwise modified from time to time.

Equity Interests

In accordance with the Plan, on the Effective Date, all shares of the Company’s Existing Common Stock and all warrants to purchase the Company’s Existing Common Stock (the “Existing Warrants”) and any other equity-based instruments including employee equity awards (together with the Existing Common Stock and the Existing Warrants, the “Existing Equity”), issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, released, extinguished, and of no further force or effect.

Item 1.03	Bankruptcy or Receivership.

On January 21, 2025, the Debtors filed a Notice of (I) Entry of An Order Confirming the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates and (II) Occurrence of the Effective Date.  The information set forth in the Explanatory Note is incorporated by reference into this Item 1.03.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan and following the cancellation of Company’s Existing Common Stock described in this Current Report on Form 8-K, on the Effective Date, reorganized Company (“Reorganized Company”) issued new common equity interests (the “New Common Stock”) to holders of Allowed DIP Claims and Allowed Term Loan Claims. The issuance of the New Common Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including as amended pursuant to section 1145 of the Bankruptcy Code or another exemption from registration.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under the Explanatory Note and Items 1.01, 1.02, 1.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On the Effective Date, pursuant to the Plan, all Existing Equity in the Company outstanding immediately prior to the Effective Date was cancelled, released, extinguished, and is now of no force and effect.

Pursuant to the Plan and following the cancellation of the Company’s Existing Equity, on the Effective Date, the holders of Allowed DIP Claims and Allowed Term Loan Claims received 4,500,000 shares of New Common Stock, as further described in Item 3.02, representing 100% of the voting securities of the Company.

As a result of the Company’s emergence from bankruptcy, the identity of the directors of the Company’s board of directors has changed as described in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, on the Effective Date, Benjamin P. Cowart, Dan Borgen, Karen Maston, Odeh Khoury, Timothy C. Harvey and Jeffrey Stein ceased to be directors of the Company. Eugene Davis, Zachary Viders, Jacob Mercer, and Daniel Hudson were designated as members of the board of directors of Reorganized Company (the “Board of Directors”).

On the Effective Date, Benjamin P. Cowart ceased to serve as the Company’s Chief Executive Officer and Chris Carlson ceased to serve as the Company’s Chief Financial Officer. Mark Smith was appointed as the Reorganized Company’s Chief Executive Officer on the Effective Date. Upon his appointment as Chief Executive Officer, Mark Smith will join the Board of Directors.

Management Incentive Plan

After the Effective Date and pursuant to the Plan, the Reorganized Company and certain of Reorganized Company’s direct and indirect subsidiaries (the “Reorganized Debtors”) will adopt and implement a new management incentive plan (the “Management Incentive Plan”) providing for the issuance from time to time, as approved by the Board of Directors, of equity awards with respect to the New Common Stock. The New Common Stock to be issued under the Management Incentive Plan will dilute all of the New Common Stock issued on the Effective Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, in connection with the Reorganized Debtors’ implementation of the Plan, the Reorganized Debtors adopted their New Organizational Documents.

Item 7.01	Regulation FD Disclosure.

Press Release

On January 22, 2025, the Company issued a press release announcing its emergence from the restructuring process and successful consummation of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 under the heading “Press Release” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Deregistration of Existing Common Stock

In conjunction with its emergence from bankruptcy, the Company intends to file post-effective amendments to each of its Registration Statements on Form S-3 and Form S-8 and promptly file a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to deregister its securities under Section 12(g) of the Exchange Act, and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 22, 2025	By:	/s/ James P. Gregory
James P. Gregory
Secretary and General Counsel